Exhibit 99.1

For Immediate Release:	Contact:	Ian J. McAdams Chief Financial Officer (914) 921-5078 Associated-Capital-Group.com

Associated Capital Reports Results for the Third Quarter 2024

-	AUM: $1.34 billion at September 30, 2024

-	Book Value per share ended the quarter at $42.02

-	Returned $45.9 million to shareholders through dividends declared and share repurchases in the third quarter

-	Approved $0.20 per share shareholder designated charitable contribution for registered shareholders, bringing total to $42 million since our spin-off in 2015

GREENWICH, Connecticut, November 8, 2024 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services company, today reported its financial results for the third quarter of 2024.

Financial Highlights

($ in 000's except AUM and per share data)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
AUM - end of period (in millions)	$1,340	$1,588	$1,340	$1,588
AUM - average (in millions)	1,349	1,580	1,450	1,686

Revenues	2,415	2,200	8,021	7,047
Operating loss before management fee (Non-GAAP)	(3,604)	(3,533)	(9,824)	(9,050)
Investment and other non-operating income/(loss), net	37,239	3,794	67,116	37,140
Income before income taxes and noncontrolling interests	30,323	273	51,556	25,015

Net income/(loss)	23,242	(16)	40,048	21,109
Net income/(loss) per share - basic and diluted	1.09	0.00	1.87	0.97

Class A shares outstanding (000's)	2,297	2,672	2,297	2,672
Class B " "	18,951	18,951	18,951	18,951
Total " "	21,248	21,623	21,248	21,623
Book value per share	$42.02	$41.43	$42.02	$41.43

Giving Back to Society - (Y)our "S" in ESG

AC seeks to be a good corporate citizen by supporting our community through sponsoring local organizations. On August 7, 2024, the Board of Directors approved up to a $4.3 million, or $0.20 per share, shareholder designated charitable contribution (“SDCC”) for registered shareholders as of October 18, 2024. Based on the program created by Warren Buffett at Berkshire Hathaway, our corporate charitable giving is unique in that the recipients of AC's charitable contributions are chosen directly by our shareholders, rather than by our corporate officers. Since our spin off as a public company, the shareholders of AC have donated approximately $42 million, including the most recent SDCC, to over 190 501(c)(3) organizations across the United States.

Third Quarter Financial Data

-	Assets under management ended the quarter at $1.34 billion versus $1.59 billion at September 30, 2023.

-	Book value was $42.02 per share (ex- $2 per share dividend) compared to $41.43 per share at September 30, 2023.

Third Quarter Results

Total revenues in the third quarter of 2024 were $2.4 million compared to $2.2 million in the third quarter of 2023.  Revenues generated by the GAMCO International SICAV – GAMCO Merger Arbitrage (the “SICAV”) were $1.1 million versus $0.8 million in the prior year period. All other revenues were $1.3 million compared to $1.4 million in the year ago quarter.

Starting in December 2023, the Company recognized 100% of the merger arbitrage SICAV revenues received by Gabelli Funds, LLC. In turn, AC pays the marketing expenses of the SICAV previously paid by Gabelli Funds, and remits an administrative fee to Gabelli Funds for administrative services provided. This change better aligns the financial arrangements with the services rendered by each party. The net effect of this change had no material impact on our operating results.

Total operating expenses, excluding management fee, were $6.0 million in the third quarter of 2024 and $5.7 million in the third quarter of 2023. The increase is primarily attributed to the $0.5 million of marketing expenses on the merger arbitrage SICAV, offset partially by lower variable based compensation expenses.

Net investment and other non-operating income was $37.2 million for the third quarter of 2024 compared to $3.8 million in the third quarter of 2023. The primary drivers of this quarter's results included gains from our merger arbitrage partnerships, a $2 per share special dividend declared on our holdings of GAMCO Investors, Inc. and interest income.

For the quarter ended September 30, 2024, the management fee was $3.3 million versus none in the year ago quarter.

The effective tax rate applied to our pre-tax income for the quarter ended September 30, 2024 was 22.9%. In the year ago quarter, the effective tax rate was 60.8% due to the deferred tax expense from a foreign investment.

Assets Under Management (AUM)

Assets under management at September 30, 2024 were $1.34 billion, $251 million lower than year-end 2023, the result of net outflows of $288 million and the impact of currency fluctuations in non-US dollar denominated classes of investment funds of $4 million, offset partially by market appreciation of $41 million.

	September 30,	December 31,	September 30,
	2024	2023	2023
($ in millions)
Merger Arbitrage(a)	$1,095	$1,312	$1,322
Long/Short Value(b)	208	244	233
Other	37	35	33
Total AUM	$1,340	$1,591	$1,588

(a) Includes $431, $621, and $613 of sub-advisory AUM related to GAMCO International SICAV - GAMCO Merger Arbitrage, and $68, $69, and $67 of sub-advisory AUM related to Gabelli Merger Plus+ Trust Plc at September 30, 2024, December 31, 2023 and September 30, 2023, respectively.

(b) Includes $201, $237 and $226 for which Associated Capital receives only performance fees, less expenses of $25, $25, and $24 at September 30, 2024, December 31, 2023 and September 30, 2023, respectively.

Alternative Investment Management

The alternative investment strategy offerings center around our merger arbitrage strategy, which has an absolute return focus of generating returns independent of the broad equity and fixed income markets. We also offer strategies utilizing fundamental, active, event-driven and special situations investments.

Merger Arbitrage

For the third quarter of 2024, the longest continuously offered fund in the merger arbitrage strategy generated gross returns of 4.88% (3.80% net of fees). A summary of the performance is as follows:

					Full Year
Performance%(a)	3Q '24	3Q '23	YTD '24	YTD '23	2023	2022	2021	2020	5 Year(b)	Since 1985(b)(c)
Merger Arb
Gross	4.88	2.88	4.82	2.23	5.49	4.47	10.81	9.45	7.66	10.01
Net	3.80	2.33	3.23	1.17	3.56	2.75	7.78	6.70	5.28	7.08

(a) Net performance is net of fees and expenses, unless otherwise noted. Performance shown for an actual fund in this strategy. The performance of other funds in this strategy may vary. Past performance is no guarantee of future results.

(b) Represents annualized returns through September 30, 2024

(c) Inception Date: February 1985

Global M&A activity totaled $2.3 trillion in the first nine months of 2024, an increase of 16% compared to the same period in 2023. The U.S. continued to lead in dealmaking, accounting for $1.1 trillion, or 48% of global activity, the largest percentage for U.S. dealmaking since 2019. Private Equity-backed buyouts represented 24% of M&A activity, with a total value of $548 billion, marking a 40% increase over 2023 levels and the strongest first nine months for private equity dealmaking since 1980. The Technology sector led in activity with a total volume of $375 billion, accounting for 16% of overall value, followed by Energy & Power at $374 billion or 16% and Financials at $308 billion or 12%.

The Merger Arbitrage strategy is offered by mandate and client type through partnerships and offshore corporations serving accredited as well as institutional investors. The strategy is also offered in separately managed accounts, a Luxembourg UCITS (an entity organized as an Undertaking for Collective Investment in Transferrable Securities) and a London Stock Exchange listed investment company, Gabelli Merger Plus+ Trust Plc (GMP-LN).

Acquisitions

Associated Capital Group's plan is to accelerate the use of its capital. We intend to leverage our research and investment capabilities by pursuing acquisitions and alliances that will broaden our product offerings and add new sources of distribution. In addition, we may make direct investments in operating businesses using a variety of techniques and structures to accomplish our objectives.

Gabelli Private Equity Partners was created to launch a private equity business, somewhat akin to the success our predecessor PE firm had in the 1980s. We will continue our outreach initiatives with business owners, corporate management, and various financial sponsors. We are activating our program of buying privately owned, family started businesses, controlled and operated by the founding family.

Shareholder Compensation

On September 19, 2024, the Board of Directors declared a special cash dividend of $2.00 per share, payable on November 4, 2024 to shareholders of record on October 21, 2024. In addition to this special dividend, on November 8, 2024, the Board of Directors declared a semi-annual dividend of $0.10 per share which is payable on December 19, 2024 to shareholders of record on December 5, 2024.

During the third quarter, AC repurchased 107,218 Class A shares, totaling $3.4 million, at an average price of $31.80 per share. For the nine months ended September 30, 2024, AC repurchased 290,041 Class A shares, totaling $9.6 million, at an average price of $33.01 per share. Shares may be purchased from time to time in the future, however share repurchase amounts and prices may vary after considering a variety of factors, including the Company's financial position, earnings, other alternative uses of cash, macroeconomic issues, and market conditions.

Since our inception in 2015, AC has returned $181.9 million to shareholders through share repurchases and exchange offers, in addition to dividends of $81.1 million.

At September 30, 2024, there were 21.248 million shares outstanding, consisting of 2.297 million Class A shares and 18.951 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich, Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA”). We have also earmarked proprietary capital for our direct investment business that invests in new and existing businesses. The direct investment business is developing along several core pillars, including Gabelli Private Equity Partners, LLC (“GPEP”), which was formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor and Gabelli Principal Strategies Group, LLC (“GPS”), which was formed in December 2015 to pursue strategic operating initiatives.

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in 000's)	2024	2023	2024	2023

Operating loss - GAAP	$(6,916)	$(3,521)	$(15,560)	$(12,125)

Add: management fee expense (1)	3,312	(12)	5,736	3,075

Operating loss before management fee - Non-GAAP	$(3,604)	$(3,533)	$(9,824)	$(9,050)

(1) Management fee expense is incentive-based and is equal to 10% of Income before management fee and income taxes and excludes the impact of consolidating entities. For the three months ended September 30, 2024, Income before management fee, income taxes and excluding consolidated entities was $33,120; as a result $3,312 was accrued for the 10% management fee expense. There was no such accrual in the three months ended September 30, 2023. For the nine months ended September 30, 2024 and 2023, Income before management fee, income taxes and excluding consolidated entities was $57,363 and $30,747, respectively; as a result, $5,736 and $3,075 was accrued for the 10% management fee expense in 2024 and 2023, respectively.

Table I

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Amounts in thousands)

	September 30,	December 31,	September 30,
	2024	2023	2023
ASSETS

Cash, cash equivalents and US Treasury Bills	$376,697	$406,642	$384,214
Investments in securities and partnerships	472,528	420,706	433,480
Investment in GAMCO stock	56,401	45,602	48,031
Receivable from brokers	26,985	30,268	29,354
Income taxes receivable, including deferred tax assets, net	2,588	8,474	7,804
Other receivables	6,402	5,587	1,616
Other assets	35,552	26,518	21,883
Total assets	$977,153	$943,797	$926,382

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Payable to brokers	$7,865	$4,459	$5,618
Income taxes payable, including deferred tax liabilities, net	989	-	-
Compensation payable	17,488	15,169	10,915
Securities sold short, not yet purchased	7,376	5,918	5,090
Accrued expenses and other liabilities	2,288	5,173	1,957
Dividend payable	42,494	-	-
Total liabilities	$78,500	$30,719	$23,580

Redeemable noncontrolling interests	5,836	6,103	7,133

Total equity	892,817	906,975	895,669

Total liabilities, redeemable noncontrolling interests and equity	$977,153	$943,797	$926,382

(1) Certain captions include amounts related to a consolidated variable interest entity ("VIE") and voting interest entity ("VOE"); refer to footnote 4 of the Condensed Consolidated Financial Statements included in the 10-Q report to be filed for the quarter ended September 30, 2024 for more details on the impact of consolidating these entities.

(2) Investment in GAMCO stock: 2,303,023, 2,386,295 and 2,397,974 shares, respectively.

Table II

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Investment advisory and incentive fees	$2,310	$2,098	$7,706	$6,789
Other revenues	105	102	315	258
Total revenues	2,415	2,200	8,021	7,047

Compensation	4,215	4,078	11,977	11,437
Other operating expenses	1,804	1,655	5,868	4,660
Total expenses	6,019	5,733	17,845	16,097

Operating loss before management fee	(3,604)	(3,533)	(9,824)	(9,050)

Investment gain/(loss)	26,173	(2,173)	42,808	21,635
Interest and dividend income from GAMCO	4,700	96	5,362	288
Interest and dividend income, net	6,366	6,106	19,395	16,821
Shareholder-designated contribution	-	(235)	(449)	(1,604)
Investment and other non-operating income, net	37,239	3,794	67,116	37,140

Income before management fee and income taxes	33,635	261	57,292	28,090
Management fee	3,312	(12)	5,736	3,075
Income before income taxes	30,323	273	51,556	25,015
Income tax expense	6,933	166	11,415	3,586
Income before noncontrolling interests	23,390	107	40,141	21,429
Income attributable to noncontrolling interests	148	123	93	320
Net income/(loss) attributable to Associated Capital Group	$23,242	$(16)	$40,048	$21,109

Net income per share attributable to Associated Capital Group
Basic	$1.09	$0.00	$1.87	$0.97
Diluted	$1.09	$0.00	$1.87	$0.97

Weighted average shares outstanding:
Basic	21,275	21,672	21,389	21,836
Diluted	21,275	21,672	21,389	21,836

Actual shares outstanding - end of period	21,248	21,623	21,248	21,623

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.